                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 of our report dated July 28, 1997 except as to the information presented in Notes 4 and 12, for which the date is October 28, 1997, and Note 14, for which the date is November 17, 1997, on our audits of the financial statements of HomeBase, Inc. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 25, 1997, except as to the information presented in Note B, for which the date is April 18, 1997, on our audit of the combined financial statements of BJ's Wholesale Club, Inc. and subsidiaries as of January 25, 1997 and January 27, 1996, and for the three years in the period ended January 25, 1997 appearing in the Proxy Statement/Prospectus (SEC File No. 333-25511-01) of BJ's Wholesale Club, Inc. filed with the Securities and Exchange Commission pursuant to the securities. We also consent to the references of our firm under the captions "Experts" and "Selected Financial Data."

                                          Coopers & Lybrand L.L.P.

Los Angeles, California

February 6, 1998